Exhibit 99.1

AUDIT AND FINANCE COMMITTEE CHARTER

PURPOSE

The Audit and Finance Committee ("Audit Committee" or "Committee") is a committee of the Board of Directors. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling their oversight responsibility to the Corporation's shareholders, potential shareholders, the investment community, and others.

Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

1.  Serve as an independent, competent and objective party to monitor the integrity of the Corporation's financial reporting process and internal control systems relating to finance, accounting and legal compliance.

2.  Appoint, compensate, retain and oversee the Corporation's independent auditors and oversee the work performed by the independent auditors.

3.  Assist the Board of Directors in fulfilling its responsibilities by reviewing the financial reports provided by the Corporation to the Securities and Exchange Commission ("SEC") and the Corporation's stockholders.

4.  Recommend, establish and monitor procedures designed to improve the quality and reliability of the disclosure of the Corporation's financial condition and results of operations.

5.  Provide an unobstructed avenue of communication among the independent auditors, financial and senior management, and the Board of Directors.

The Committee will fulfill these responsibilities by carrying out the activities enumerated in the Responsibilities and Duties Section of this Audit Committee Charter (the "Charter"). In discharging its responsibilities, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, independent auditors of the Corporation and personnel of the Corporation and has the authority to engage, at the Corporation's expense, independent counsel and other advisors as it determines necessary to fulfill its duties.

COMPOSITION

The Committee shall be comprised of three or more directors as determined by the Board of Directors, or a committee thereof, each of whom (i) shall meet the independence and audit committee composition requirements promulgated by the SEC, the National Association of Securities Dealers ("NASD"), any exchange upon which securities of the Corporation are traded or any governmental or regulatory body exercising authority over the Corporation (each a "Regulatory Body" and collectively the "Regulatory Bodies"), as in effect from time to time, (ii) shall not have participated in the preparation of the financial statements of the Corporation at any time during the past three years, and (iii) shall be free from any relationship that would interfere with the exercise of his or her independent judgment as a member of the Committee. Other than in the director's capacity as a member of the Board of Directors and any Board committee, no member of the Committee shall (1) accept any consulting, advisory or other compensatory fee from the Corporation or any subsidiary; or (2) be an affiliated person of the Corporation or any subsidiary.

All members appointed to the Committee shall either:

1.  be financially literate, upon appointment, which is defined as, having a basic understanding of finance and accounting and being able to read and understand fundamental financial statements, including a balance sheet, income statement and statement of cash flows; or

2.  will be financially literate within a reasonable period of time after appointment to the Committee.

At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background which results in the member's financial sophistication, which experience may include having served as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities of a comparable entity.

The Committee shall ensure that all necessary and proper disclosures shall be made in all applicable filings with the SEC as to composition of the Committee, including that at least one member of the Committee shall be a financial expert, as defined by the SEC regulations. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant. Independence and financial ability is to be determined by the Board of Directors in its business judgment.

The members of the Committee shall be elected by the Board of Directors at the annual meeting of the Board of Directors and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board of Directors, or a committee thereof, the members of the Committee may designate a Chair by the majority vote of the full Committee membership.

MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. A record of the Committee's proceedings will be kept. As part of its job to foster open communication, the Committee shall meet at least annually with the Board of Directors, each of management and the independent auditors in separate sessions to discuss any matters that the Committee or each of these groups believe should be discussed. The Committee shall meet in executive session periodically.

RESPONSIBILITIES AND DUTIES

General

The Committee shall:

1.  Oversee the financial reporting process and internal control systems of the Corporation.

2.  Oversee the independent audit function of the Corporation.

3.  Oversee the annual and quarterly consolidated financial statements of the Corporation to ensure that they are prepared in accordance with the generally accepted accounting principles of the United States ("GAAP").

4.  Oversee and supervise special investigations.

5.  Appoint, retain, compensate and oversee the independent auditors and annually evaluate their independence.

6.  Review and reassess the adequacy of this Charter as conditions dictate, but no less than once per year, and update this Charter if and when appropriate. Submit the Charter to the Board of Directors for approval and have the document published at least once every three years in accordance with SEC regulations.

7.  Take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

8.  Report to the Board of Directors periodically.

9.  Maintain and approve minutes of each meeting of the Committee.

10.  Perform a self-assessment to evaluate the Committee's effectiveness.

Internal Controls

The Committee shall:

1.  Discuss with management and the independent auditors the status of internal control recommendations made by the independent auditors. Review management's responses.

2.  Discuss with management and the independent auditors the adequacy and effectiveness of the Corporation's and its subsidiaries' accounting and financial controls, including the Corporation's and its subsidiaries' policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs (e.g., the Corporation's Code of Conduct).

3.  Review management's assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors' report on management's assertion.

Independent Auditors

The Committee shall:

1.  Have the sole authority and be directly responsible to appoint (including the authority to retain and/or terminate), compensate, and oversee the work of any independent auditors engaged by the Corporation for the purpose of preparing or issuing an audit report or related work, including resolution of disagreements between management and the independent auditors regarding financial reporting. The Committee shall have the ultimate authority to approve all audit engagement fees and terms.

2.  Shall discuss with the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation.

3.  Pre-approve all audit, audit-related and non-audit services to be provided by the independent auditors and adopt and implement policies for such pre-approval. Independent auditors shall not be engaged to perform specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

4.  At least annually, obtain and review a report by the independent auditors describing: (1) the firm's internal quality control procedures; (2) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any issues; and (3) obtain a formal written statement identifying all relationships between the independent auditors and the Corporation. The Committee shall review and discuss with the independent auditors all relationships the auditors have with the Corporation to determine the auditors' independence and objectivity, take appropriate action to oversee the independence of the independent auditors and recommend to the Board of Directors any proposed discharge if the Committee determines the auditors are not appropriately independent.

5.  Set clear recruitment policies for employees or former employees of the independent auditors that meet the Sarbanes-Oxley Act of 2002, SEC regulations and the NASDAQ Stock Market ("Nasdaq") listing standards.

6.  Review the performance of the independent auditors and consider the discharge of the independent auditors when circumstances warrant.

7.  Periodically consult with the independent auditors without the presence of management about internal controls and the completeness and accuracy of the Corporation's consolidated financial statements.

8.  Review and receive regular reports from the independent auditors on all critical policies and practices of the Corporation and its subsidiaries, all alternative treatments of financial information under GAAP that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditors, and all other material written communication between the independent auditors and the management of the Corporation.

9.  Determine the funding necessary for compensation of any independent auditors and notify the Corporation of anticipated funding needs of the Committee.

Financial Reporting

The Committee shall:

1.  Review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

2.  Prior to filing, review with management and the independent auditors the interim consolidated financial statements and disclosures to be included in the Corporation's Quarterly Report on Form 10-QSB. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under GAAP. The chair of the Committee may represent the entire Committee for the purposes of this review.

3.  Prior to filing, review with management and the independent auditors the consolidated financial statements and related disclosures to be included in the Corporation's Annual Report on Form 10-KSB or other public distribution, including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the consolidated financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under GAAP. After such review and discussion, the Committee shall recommend to the Board of Directors whether such financial statements should be published in the Corporation's 10-KSB or other public distribution.

4.  Consider the independent auditors' judgments about the quality and appropriateness of the Corporation and its subsidiaries' accounting principles and policies and estimates as applied in its consolidated financial reporting and consider and approve, if appropriate, material changes to the Corporation's auditing and accounting principles and practices as suggested by the independent auditors or management. Inquire, at least annually, of the Corporation's independent auditors as to whether the independent auditors have any concerns relative to the quality or aggressiveness of the Corporation's accounting policies.

5.  Establish regular and separate systems of reporting to the Committee by each of management and the independent auditors regarding any significant judgments made in management's preparation of the consolidated financial statements and the view of each as to appropriateness of such judgments. Review any significant disagreement among management and the independent auditors in connection with the preparation of the consolidated financial statements.

6.  Following completion of the annual audit, review separately with each of management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

7.  Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee).

8.  Review and discuss with management and the independent auditors any material financial or non-financial arrangements of the Corporation that do not appear in the consolidated financial statements.

Ethical and Legal Communication and Compliance

The Committee shall:

1.  Review with the Corporation's counsel: (a) legal compliance matters including corporate securities trading policies; and (b) any legal matter that could have a significant impact on the Corporation's consolidated financial statements.

2.  Determine funding necessary for ordinary administrative expenses of the Committee and for compensation of any outside advisors to be engaged by the Committee and notify the Corporation of anticipated funding needs of the Committee.

3.  Review the system for monitoring the Corporation's compliance with laws and regulations and the results of management's investigation of, and action taken in connection with, fraudulent acts and accounting irregularities.

4.  Establish a process for (a) the receipt, retention and treatment of complaints or concerns regarding accounting, internal controls or auditing matters and (b) the confidential and anonymous submission by the Corporation's employees of concerns regarding questionable accounting or auditing matters to an independent representative. Establish a process for the evaluation, investigation and resolution of concerns relating to accounting, internal controls or auditing matters that may be questionable.

5.  Ensure, when required by law for the first fiscal year ending after December 31, 2004, that the Corporation's chief executive officer and chief financial officer submit to the Committee prior to the filing of the Form 10-K, a report evaluating the design and operation of Corporation's internal control over financial reporting and disclosing (a) any significant deficiencies discovered in the design and operation of the internal controls over financial reporting which could adversely affect the Corporation's ability to record, process, summarize, and report financial data; and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation's internal controls over financial reporting. The Committee shall direct the actions to be taken and/or make recommendations to the Board of Directors of actions to be taken to the extent such report indicates the finding of any significant deficiencies in internal controls over financial reporting or fraud.

6.  Investigate any allegations that any officer or director of the Corporation, or any other person acting under the direction of such person, took any action to fraudulently influence, coerce, manipulate or mislead any independent public or certified auditor engaged in the performance of an audit of the financial statements of the Corporation for the purpose of rendering such financial statements materially misleading and, if such allegations prove to be correct, take or recommend to the Board appropriate disciplinary action.

7.  When and where appropriate, ask the Corporation's general counsel and outside counsel to meet with the Committee. Matters that may have a significant impact on the financial statements will be reviewed.

8.  Engage outside advisors, including but not limited to counsel, independent audit consultants and/or other experts, as needed, to review any matter under its responsibility.

Annual Proxy Statement Disclosure

The Committee shall:

1.  Prepare a written Audit Committee Report to be included in the Corporation's annual proxy statement for each annual meeting of the Corporation's stockholders, in accordance with SEC regulations (as may be modified or supplemented from time to time).

2.  Prepare the disclosure regarding the Committee's pre-approval policies and procedures regarding the services of the independent auditors.

3.  Prepare and/or review the Corporation's disclosure regarding the fees paid to the independent auditors.

4.  Prepare and/or review any other information required to be disclosed pursuant to the SEC regulations.

Other Audit Committee Responsibilities

The Audit Committee shall:

1.  Comply with all regulations of the Regulatory Bodies as they relate to disclosures and corporate governance.

2.  Instruct the Corporation's management to disclose in its Form 10-KSB and Proxy Statement the approval of the Committee of any non-audit services performed by the independent auditors and will review the substance of such disclosure.

3.  Review all related party transactions for potential conflict of interest situations on an ongoing basis and approve all such transactions, as appropriate.

4.  Perform any other activities consistent with this Charter, the Corporation's Bylaws and governing law, as the Committee or the Board of Directors deems necessary or appropriate.